                                                                 EXHIBIT 3.1


                              STATE OF DELAWARE

                                                                      PAGE 1

                       OFFICE OF THE SECRETARY OF STATE


                   ----------------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TCI MUSIC, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 1997, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




[SEAL]                              /s/ EDWARD J. FREEL
                                    --------------------------------------
                                    Edward J. Freel, Secretary of State

                                    AUTHENTICATION:  8294760

                                              DATE:  01-22-97

                          CERTIFICATE OF INCORPORATION
                                       OF
                                TCI MUSIC, INC.


                            ________________________


                                   ARTICLE I

                                      NAME

      The name of the corporation is TCI Music, Inc. (the "Corporation").


                                   ARTICLE II

                          REGISTERED AGENT AND OFFICE

                 The location of the registered office of the Corporation in the State of Delaware is the office of CSC United States Corporation Company, 1013 Centre Road, New Castle County, Wilmington, Delaware 19805. The name of the registered agent at such address is Corporation Service Company.


                                  ARTICLE III

                                    PURPOSE

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV

                                AUTHORIZED STOCK

                 The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares, of which four hundred ninety five million (495,000,000) shares shall be common stock ("Common Stock") and five million (5,000,000) shares shall be preferred stock with a par value of $.01 per share ("Preferred Stock"). The Common Stock shall be a single class designated as Common Stock with a par value of $.01 per share and shall be issuable in series as provided in Section A of this Article IV. A description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:


                                   SECTION A

                SERIES A COMMON STOCK AND SERIES B COMMON STOCK

                 Two hundred ninety five million (295,000,000) shares of Common Stock shall be of a series designated as Series A Common Stock (the "Series A Common Stock") and two hundred million (200,000,000) shares of Common Stock shall be of a series designated as Series B Common Stock (the "Series B Common Stock"). Each share of the Series A Common Stock and each share of the Series B Common Stock shall, except as otherwise provided in this Section A, be identical in all respects and shall have equal rights and privileges.

                 1.       Voting Rights.

                          Holders of Series A Common Stock shall be entitled to
one vote for each share of such stock held, and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any series of Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Series A Common Stock and the holders of shares of Series B Common Stock and the holders of shares of each series Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this "Certificate") that would increase the number of authorized shares of Series A Common Stock, of Series B Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock or the holders of shares of any such series of Preferred Stock shall be required for the approval of any such matter.

                 2.       Conversion Rights.

                          Each share of Series B Common Stock shall be
convertible, at the option of the holder thereof, into one share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder's certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common





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Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Series A Common Stock shall not be convertible into shares of Series B Common Stock.

                 3. Dividends. Subject to paragraph 4 of this Section A, whenever a dividend is paid to the holders of Series A Common Stock, the Corporation also shall pay to the holders of Series B Common Stock a dividend per share equal to the dividend per share paid to the holders of the Series A Common Stock, and whenever a dividend is paid to the holders of Series B Common Stock, the Corporation also shall pay to the holders of Series A Common Stock a dividend per share equal to the dividend per share paid to the holders of the Series B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor.

                 4. Share Distributions. If at any time a distribution paid in Series A Common Stock or Series B Common Stock or any other securities of the Corporation or any other corporation, partnership, limited liability company, trust or other legal entity ("Person") (hereinafter sometimes called a "share distribution") is to be made with respect to the Series A Common Stock or Series B Common Stock, such share distribution may be declared and paid only as follows:

                          (a)     a share distribution consisting of shares of
Series A Common Stock (or Convertible Securities that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series B Common Stock (or Convertible Securities that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Series B Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or





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Convertible Securities that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Series B Common Stock) to holders of Series B Common Stock; and

                          (b)     a share distribution consisting of any class
or series of securities of the Corporation or any other Person other than Series A Common Stock or Series B Common Stock (or other Convertible Securities that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares of Series A Common Stock or Series B Common Stock) either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Common Stock and another class or series of securities to holders of Series B Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions with holders of shares of Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the Series A Common Stock and the Series B Common Stock) provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Series A Common Stock and the Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

                          As used herein, the term "Convertible Securities"
means any securities of the Corporation (other than any series of Common Stock) that are convertible into, exchangeable for or evidence to right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise. As used herein, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

                          The Corporation shall not reclassify, subdivide or
combine the Series A Common Stock without reclassifying, subdividing or combining the Series B Common Stock, on an equal per share basis, and the Corporation shall not reclassify, subdivide or combine the Series B Common Stock without reclassifying, subdividing or combining the Series A Common Stock, on an equal per share basis.





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                 5.       Liquidation and Dissolution.  In the event of a
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Series A Common Stock and the holders of Series B Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.



                                   SECTION B

                                PREFERRED STOCK

                 The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in such Preferred Stock Designation (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix the rights, powers and preferences with respect to each series, including without limitation the following:

                          (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                          (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

                          (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

                          (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the





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                          conversion or exchange rate in such events as the
                          Board of Directors shall determine;

                          (v) the voting rights, if any, of the holders of a particular series; and

                          (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

                 All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

                 Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.


                                   SECTION C

                              UNCLAIMED DIVIDENDS

                 Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed for a period of four years after the close of business on the payment date, shall be and be deemed extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agent or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any Persons whatsoever.





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                                   ARTICLE V

                                   DIRECTORS


                                   SECTION A

                              NUMBER OF DIRECTORS

                 The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall not be less than three and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.


                                   SECTION B

                          CLASSIFICATION OF THE BOARD

                 Except as otherwise fixed by or pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third of the then authorized number of members of the Board of Directors. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1998; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1999; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2000. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.


                                   SECTION C

                              REMOVAL OF DIRECTORS

                 Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause (as hereinafter defined) upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as hereinafter defined), voting together as a single class. Except as may otherwise be provided by law, "cause" for removal, for purposes of this Section C, shall exist only if: (i) the director whose removal is proposed





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has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director) to be in derogation of the director's duties. The term "Voting Securities" shall include the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.


                                   SECTION D

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                 Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.


                                   SECTION E

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

                 1.       Limitation on Liability.

                 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.





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                 2.       Indemnification.

                          (a)     RIGHT TO INDEMNIFICATION.  The Corporation
shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E.
The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                          (b)     PREPAYMENT OF EXPENSES.  The Corporation
shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                          (c)     CLAIMS.  If a claim for indemnification or
payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                          (d)     NON-EXCLUSIVITY OF RIGHTS.  The rights
conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                          (e)     OTHER INDEMNIFICATION.  The Corporation's
obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.





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                 3.       Amendment or Repeal.

                 Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   SECTION F

                              AMENDMENT OF BYLAWS

                 In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.


                                   ARTICLE VI

                                      TERM

         The term of existence of this Corporation shall be perpetual.


                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

                 The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.





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
                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS


                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

                 Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as defined in Section C of Article V of this Certificate) or (ii) at the request of at least 75% of the members of the Board of Directors then in office.


                                   SECTION B

                            ACTION WITHOUT A MEETING

                 Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.


                                   ARTICLE IX

                ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

                 Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

                 (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein;





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
                 (b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

                 (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (ii) which at least 75% of the members of the Board of Directors then in office have approved;

                 (d) the sale, lease or exchange of all, or substantially all, of the property and assets of the Corporation; or

                 (e)      the dissolution of the Corporation.

                 All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate are granted subject to the provisions of this Article IX.


                                   ARTICLE X

                                  INCORPORATOR

                 The name and address of the incorporator of the Corporation are set forth below.


                 Leslie A. Nichols            Sherman & Howard L.L.C.
                                              633 Seventeenth Street, Suite 3000
                                              Denver, Colorado 80202



DATED:  January 20th, 1997.




                                              /s/ LESLIE A. NICHOLS
                                              ---------------------------------
                                              Leslie A. Nichols, Incorporator





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